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EXHIBIT 11.1 -- STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

STOCKWALK.COM GROUP, INC.
F/K/A  NM HOLDINGS, INC.
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (LOSS)

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                                                                    FOR THE THREE MONTHS       FOR THE SIX MONTHS
                                                                       ENDED JUNE 30,             ENDED JUNE 30,
                                                                      1999         1998         1999         1998
                                                                      ----         ----         ----         ----
Basic Loss Per Share:
     Weighted average shares outstanding                             1,238,197    1,238,197    1,195,345    1,364,005
     Net income (loss) applicable to common stockholders           $  (175,559) $  (120,477) $  (217,536) $   (71,324)
     Basic net loss per share applicable to common stockholders:
        Loss from continuing operations                                  (0.14)           -        (0.18)           -
        Loss from discontinued operations                                    -        (0.09)           -        (0.05)
                                                                   -----------  -----------  -----------  -----------
        Net income (loss) per share                                $     (0.14) $     (0.09) $     (0.18) $     (0.05)


Diluted Loss Per Share:
     Weighted average shares outstanding                             1,238,197    1,364,005    1,195,345    1,364,005
     Dilutive potential common shares                                        -            -            -            -
                                                                   -----------  -----------  -----------  -----------
        Total                                                        1,238,197    1,364,005    1,195,345    1,364,005
     Net income (loss) applicable to common stockholders           $  (175,559) $  (120,477) $  (217,536) $   (71,324)
     Diluted net loss per share applicable to
       common stockholders:
          Loss from continuing operations                                (0.14)           -        (0.18)           -
          Loss from discontinued operations                                  -        (0.09)           -        (0.05)
                                                                   -----------  -----------  -----------  -----------
          Net income (loss) per share                              $     (0.14) $     (0.09) $     (0.18) $     (0.05)
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